UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 14, 2022

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

AMC Preferred Equity Units, each constituting a depositary share representing a 1/100th interest in a share of Series A Convertible Participating Preferred Stock	APE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Notice of Prepayment of the Odeon Term Loan Facilities” is incorporated herein by reference.

Item 8.01	Other Events.

Pricing of Notes Offering

On October 14, 2022, AMC Entertainment Holdings, Inc. (the “Company, or “AMC”) issued a press release announcing that Odeon Finco PLC, a wholly-owned direct subsidiary of Odeon Cinemas Group Limited (“OCGL”) and an indirect subsidiary of the Company, had priced its private offering (the “Offering”) of $400.0 million aggregate principal amount of 12.750% senior secured notes due 2027 (the “Notes”), at an issue price of 92.00%, in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is expected to close on or around October 20, 2022, subject to customary closing conditions. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Notice of Prepayment of the Odeon Term Loan Facilities

The proceeds from the Offering, together with cash on hand, are expected to be used to fund repayment in full (the “Repayment”) of the existing term loan facilities, with a principal value of $506 million at June 30, 2022 (based on the currency exchange rates as of such date), made available to OCGL pursuant to the term loan facility agreement dated February 15, 2021 (the “Odeon Term Loan Facilities”), between, among others, OCGL as borrower, Kroll Agency Services Limited (formerly known as Lucid Agency Services Limited) as agent and Kroll Trustee Services Limited (formerly known as Lucid Trustee Services Limited) as security agent, as amended on July 14, 2022, and to pay fees, costs, premiums and expenses in connection with the Offering and the Repayment. Concurrently with the pricing of the Offering, OCGL issued a notice of prepayment to Kroll Agency Services Limited (formerly known as Lucid Agency Services Limited) as agent under the Odeon Term Loan Facilities, of OCGL’s intention to complete the repayment in full of the Odeon Term Loan Facilities on October 20, 2022.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Further, the Notes and related guarantees are being offered outside the United States, only to (i) if resident in a Member State of the European Economic Area, “qualified investors” within the meaning of Article 2(e) of Regulation 2017/1129/EU and amendments thereto (the “Prospectus Regulation”) and any relevant implementing measure in each Member State of the European Economic Area and (ii) if resident in the United Kingdom, “qualified investors” within the meaning of the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”).

This report shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

This report is for informational purposes only and does not constitute and shall not, in any circumstances, constitute a public offering or an invitation to the public in connection with any offer within the meaning of the Prospectus Regulation or the UK Prospectus Regulation. The Offering will be made pursuant to an exemption under the Prospectus Regulation and the UK Prospectus Regulation from the requirement to produce a prospectus for offers of securities.

No PRIIPs or UK PRIIPs key information document (KID) for offering or selling the Notes or otherwise making them available to retail investors in the European Economic Area or the United Kingdom, respectively, has been prepared.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release, dated October 14, 2022, announcing the pricing of the Offering
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2022

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President and Chief Financial Officer